Deloitte &
  Touche LLP
             Certified Public Accountants       Suite 2801
                                                Independent Square
                                                One Independent Drive
                                                Jacksonville, Florida 32202-5034
                                                Telephone: (904) 356-0011
                                                Facsimile: (904) 355-9104


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Reynolds, Smith and Hills, Inc. on Form S-8 of our report dated May 23, 1997, appearing in the Annual Report on Form 10-K of Reynolds, Smith and Hills, Inc. for the year ended March 31, 1997.

/s/Deloitte & Touche LLP
-------------------------------
Deloitte & Touche LLP

Jacksonville, Florida

November 10, 1997